Exhibit 99.1

Contact:	Greg Eden
VMware
eden@vmware.com
650-427-1095

VMware Reports Third-Quarter Results

Delivers Strong Revenue and Earnings Growth During Initial Quarter as a Public Company

PALO ALTO, Calif., October 24, 2007 — VMware, Inc., the virtualization software leader, today announced financial results for the third quarter of 2007:

•	Total consolidated revenues were $358 million, an increase of 90% compared to the year-ago quarter.

•

GAAP net income was $65 million or $0.18 per diluted share compared to $19 million or $0.06 per diluted share in the year-ago quarter. GAAP operating income was $66 million compared to $28 million in the third quarter of 2006.

•

Non-GAAP net income was $85 million or $0.23 per diluted share. Non-GAAP operating income was $91 million, which represents 25% of third-quarter revenues and is an increase of 71% over the year-ago quarter.

“VMware had a strong quarter by several measures,” said Diane Greene, president and chief executive officer of VMware. “Increased customer-adoption of VMware Infrastructure was a significant driver in growing our revenues 90%. We completed our IPO. Our annual VMworld conference drew more than 10,800 attendees, including more than 1,800 people representing our partners. And we introduced four brand new products to the market, including our next-generation server-embedded hypervisor VMware ESX Server 3i.”

“We believe customer appreciation for the quality and functionality of our products is driving our business,” continued Greene. “Companies large and small are moving to a VMware Infrastructure architecture for their data centers and, in many cases, for their desktops. During the quarter customers continued to standardize on our third-generation VMware Infrastructure suite of virtualization software. We also saw increased adoption of VMware Virtual Desktop Infrastructure (VDI), backed by the VMware Infrastructure architecture, to centrally manage and secure enterprise desktops.”

GAAP operating cash flows, on a trailing 12 month basis ending September 30, 2007, were $514 million compared to $230 million for the twelve months that ended September 30, 2006.

“We had solid growth during our first quarter as a public company,” said Mark Peek, chief financial officer of VMware. “In particular, we were pleased with our ability to grow operating income while continuing to invest in the business, increase our footprint in the market, develop new products, and meet the high expectations of our customers and partners.”

VMware plans to host a conference call today to review its third-quarter financial results. The call is scheduled to begin at 2:00 p.m. PT/ 5:00 p.m. ET and can be accessed via the Web at http://ir.vmware.com. The Internet broadcast will be available live, and a replay will be available following completion of the live broadcast for approximately one year.

About VMware

VMware (NYSE:VMW) is the global leader in virtual infrastructure software for industry-standard systems. Organizations of all sizes use VMware solutions to simplify their IT, fully leverage their existing computing investments and respond faster to changing business demands. VMware is based in Palo Alto, California and majority-owned by EMC Corporation (NYSE:EMC). For more information, visit www.vmware.com.

# # #

VMware is a registered trademark of VMware, Inc. in the United States and/or other jurisdictions. All other marks and names mentioned herein may be trademarks of their respective companies.

Forward-Looking Statements

This release contains “forward-looking statements” as defined under the Federal Securities Laws. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (i) adverse changes in general economic or market conditions; (ii) delays or reductions in consumer or information technology spending; (iii) competitive factors, including but not limited to pricing pressures, industry consolidation, and new product introductions; (iv) the ability to develop, and to transition to, new products, the uncertainty of customer acceptance of emerging technology, and rapid technological and market change; (v) VMware’s relationship with EMC Corporation, and EMC’s ability to control matters requiring stockholder approval, including the election of VMware’s board members; (vi) the ability to protect our proprietary technology; (vii) earthquakes, war or acts of terrorism; (viii) the failure to attract and retain highly qualified employees; (ix) fluctuating currency exchange rates; and (x) other one-time events and other important factors disclosed previously and from time to time in VMware’s filings with the U.S. Securities and Exchange Commission (the “SEC”). VMware disclaims any obligation to update any such forward-looking statements after the date of this release.

Use of Non-GAAP Financial Measures

VMware has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. These non-GAAP financial measures, which are used as measures of VMware’s performance, should be considered in addition to, not as a substitute for or in isolation from, measures of VMware’s financial performance prepared in accordance with GAAP. These measures differ from GAAP in that they exclude stock-based compensation, amortization of intangible assets, the write-off of in-process research and development, and the net effect of the amortization and capitalization of software under Statement of Financial Accounting Standards No. 86 (“FAS86”). VMware’s bases for these adjustments are described below.

VMware’s management uses the non-GAAP financial measures referenced in this release and shown in the accompanying schedules to gain an understanding of VMware’s comparative operating results (when comparing such results with previous periods or forecasts) and its future prospects and excludes the above-listed items (stock-based compensation, amortization of intangible assets, write-off of in-process research and development, and the net effect of the amortization and capitalization of software under FAS86) from its internal operating plans and measurement of financial performance, including budgeting, calculating bonus payments, and forecasting future periods. These non-GAAP financial measures are used by VMware’s management in their financial and operating decision-making because management believes they reflect VMware’s ongoing business in a manner that allows meaningful period-to-period comparisons. As the non-GAAP financial measures exclude non-cash expenses that VMware believes are not reflective of ongoing operating results, management believes the non-GAAP financial measures enable management to better analyze trends in its business. VMware’s management also believes that these non-GAAP financial measures provide useful information to investors and others (a) in understanding and evaluating VMware’s current operating results and future prospects in the same manner as management does, if they so choose, and (b) in comparing in a consistent manner VMware’s current financial results with VMware’s past financial results.

In addition to the foregoing, management believes that these non-GAAP measures are useful to investors and others in assessing VMware’s operating performance due to the following factors:

•

Although stock-based compensation is an important aspect of the compensation of VMware’s employees and executives, determining the fair value of the stock-based instruments involves a high degree of judgment and estimation and the expense recorded may bear little resemblance to the actual value realized upon the future exercise or termination of the related stock-based awards. VMware does not believe these non-cash expenses are reflective of ongoing operating results.

•

VMware’s amortization of intangible assets includes the effects of EMC’s acquisition of VMware in January 2004. Also, VMware does not acquire businesses on a predictable cycle. VMware therefore believes that the presentation of non-GAAP measures that adjust for the amortization of intangible assets and the write-off of in-process research and development, provide investors and others with a consistent basis for comparison across accounting periods and, therefore, are useful to investors and others in helping them to better understand VMware’s operating results and underlying operational trends.

•

The amortization and capitalization of software under FAS86 can vary significantly depending upon the timing of products reaching technological feasibility. VMware does not believe that the variance in operating results caused by the net effect of applying FAS86 properly reflects underlying operational trends.

VMware’s non-GAAP financial measures may be defined differently than similar terms used by other companies and, accordingly, may not be comparable to similarly-titled non-GAAP financial measures used by other companies. There are significant limitations associated with the use of non-GAAP financial measures. Specifically, the non-GAAP financial measures that exclude stock-based compensation, intangible amortization, in-process research and development, and the net effect of the amortization and capitalization of software under FAS86, do not include all items of income and expense that affect VMware’s operations. More specifically, in the case of stock-based compensation, if VMware did not pay out a portion of its compensation in the form of stock-based compensation, the cash salary expense included in costs of revenues and operating expenses would be higher. In the case of intangible amortization, while not directly affecting VMware’s cash position, it represents the loss of value of intangible assets over time. As a result, non-GAAP net income and non-GAAP net income per share, which exclude this expense, do not reflect the full economic loss in value of those intangible assets. Management compensates for these limitations by reconciling the non-GAAP financial measures to VMware’s financial results as determined in accordance with GAAP, which reconciliations are set forth in the accompanying schedules to this release, in the current report on Form 8-K furnished to the SEC on the date hereof and on http://ir.vmware.com.

VMware, Inc.

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

(unaudited)

	September 30, 2007	December 31, 2006
ASSETS
Current assets:
Cash and cash equivalents	$1,133,916	$176,134
Accounts receivable, less allowance for doubtful accounts of $1,382 and $2,139	164,106	193,710
Due from EMC, net	76,681	2,245
Deferred tax asset	39,050	27,656
Other current assets	37,489	22,686

Total current assets	1,451,242	422,431
Property and equipment, net	245,882	48,675
Other assets, net	64,786	49,912
Deferred tax asset	52,987	20,935
Intangible assets, net	38,631	43,515
Goodwill	628,210	560,482

Total assets	$2,481,738	$1,145,950

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$66,890	$44,227
Accrued expenses	125,264	103,321
Income taxes payable to EMC, current portion	143,025	87,598
Deferred revenue, current portion	290,013	242,603

Total current liabilities	625,192	477,749
Note payable to EMC	450,000	800,000
Deferred revenue, net of current portion	137,206	63,912
Deferred tax liability	27,203	30,579
Other liabilities	9,897	4,522
Commitments and contingencies
Stockholder’s equity (deficit):
Class A common stock, par value $.01; authorized 2,500,000 shares; issued and outstanding 82,942 and 32,500 shares	829	325
Class B convertible common stock, par value $.01; authorized 1,000,000 shares; issued and outstanding 300,000 shares	3,000	3,000
Additional paid-in capital	1,322,566	—
Accumulated deficit	(94,155)	(234,137)

Total stockholders' equity (deficit)	1,232,240	(230,812)

Total liabilities and stockholders' equity (deficit)	$2,481,738	$1,145,950

VMware, Inc.

CONSOLIDATED INCOME STATEMENTS

(in thousands, except per share amounts)

(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2007	2006	2007	2006
Revenues:
License	$247,481	$126,303	$621,086	$329,904
Services	110,335	62,503	292,250	144,419

	357,816	188,806	913,336	474,323
Costs of revenues:
Cost of license revenues	19,158	18,498	60,546	44,717
Cost of services revenues	39,493	19,014	90,946	41,415

	58,651	37,512	151,492	86,132

Gross profit	299,165	151,294	761,844	388,191

Operating expenses:
Research and development	67,840	43,169	194,379	98,123
Sales and marketing	125,736	61,077	311,432	157,724
General and administrative	39,839	19,016	97,166	44,514
In-process research and development	—	—	—	3,700

Operating income	65,750	28,032	158,867	84,130
Investment income	7,300	775	11,718	1,884
Interest income (expense) with EMC, net	(6,743)	480	(13,261)	(334)
Other expense, net	(19)	(291)	(106)	(876)

Income before taxes	66,288	28,996	157,218	84,804
Income tax provision	1,610	9,765	17,236	30,068

Income before cumulative effect of a change in accounting principle	64,678	19,231	139,982	54,736
Cumulative effect of a change in accounting principle, net of tax of $108	—	—	—	175

Net income	$64,678	$19,231	$139,982	$54,911

Net income per weighted average share, basic for Class A and Class B:
Income per share before cumulative effect of a change in accounting principle	$0.18	$0.06	$0.41	$0.16
Cumulative effect of a change in accounting principle	—	—	—	—

Net income per share	$0.18	$0.06	$0.41	$0.17

Net income per weighted average share, diluted for Class A and Class B:
Income per share before cumulative effect of a change in accounting principle	$0.18	$0.06	$0.41	$0.16
Cumulative effect of a change in accounting principle	—	—	—	—

Net income per share	$0.18	$0.06	$0.41	$0.17

Weighted average shares, basic for Class A and Class B	356,431	332,500	340,565	332,500
Weighted average shares, diluted for Class A and Class B	368,567	332,500	344,736	332,500

VMware, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2007	2006	2007	2006
Cash flows from operating activities:
Net income	$64,678	$19,231	$139,982	$54,911
Adjustments to reconcile net income to net cash provided by operating activities:

Depreciation and amortization	27,643	19,360	72,462	46,446
In-process research and development	—	—	—	3,700
Stock-based compensation	31,737	16,593	59,354	35,020
Other adjustments	(528)	499	(394)	155
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	37,062	(14,016)	30,972	(17,885)
Other assets	5,994	(9,147)	(2,666)	(10,619)
Due from EMC, net	15,644	(81,622)	(74,436)	(105,569)
Accounts payable	8,578	5,880	20,959	19,096
Accrued expenses	(667)	17,936	10,801	38,467
Income taxes payable to EMC	22,888	15,913	60,397	31,841
Deferred income taxes, net	(22,446)	(5,677)	(45,074)	(1,686)
Deferred revenue	7,750	10,761	116,505	61,170

Net cash provided (used) by operating activities	198,333	(4,289)	388,862	155,047

Cash flows from investing activities:
Additions to furniture, fixtures and equipment	(42,375)	(20,158)	(91,294)	(41,960)
Purchase of headquarters facilities from EMC	(132,564)	—	(132,564)	—
Capitalized software development costs	(22,314)	(5,656)	(32,858)	(28,065)
Business acquisitions, net of cash acquired	(54,108)	—	(75,518)	(46,541)
Decrease (increase) in restricted cash	555	455	(5,139)	(12,129)

Net cash used in investing activities	(250,806)	(25,359)	(337,373)	(128,695)

Cash flows from financing activities:
Proceeds from Class A common stock issued in IPO, net of issuance costs	1,035,233	—	1,035,233	—
Proceeds from Class A common stock issued to Intel Capital, net of issuance costs	218,300	—	218,300	—
Proceeds from exercises of stock options	2,760	—	2,760	—
Repayment of note payable to EMC	(350,000)	—	(350,000)	—

Net cash provided by financing activities	906,293	—	906,293	—

Net increase (decrease) in cash and cash equivalents	853,820	(29,648)	957,782	26,352
Cash and cash equivalents at beginning of the period	280,096	94,653	176,134	38,653

Cash and cash equivalents at end of the period	$1,133,916	$65,005	$1,133,916	$65,005

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the Three Months Ended September 30, 2007

(in thousands, except per share amounts)

(unaudited)

	GAAP	Stock-Based Compensation	Intangible Amortization	Capitalized Software Development Costs (1)	Stock-based Compensation Included in Capitalized Software Development Costs	Non-GAAP, as adjusted
Costs of revenues:
Cost of license revenues	$19,158	(212)	(5,353)	(9,212)		$4,381
Cost of services revenues	39,493	(2,195)				37,298

Total costs of revenues	$58,651	(2,407)	(5,353)	(9,212)	—	$41,679

Operating expenses:
Research and development	$67,840	(13,033)		27,593	(5,279)	$77,121
Sales and marketing	$125,736	(9,594)	(766)			$115,376
General and administrative	$39,839	(6,703)	(491)			$32,645

Operating income	$65,750	31,737	6,610	(18,381)	5,279	$90,995

Income before taxes	$66,288	31,737	6,610	(18,381)	5,279	$91,533

Income tax provision	$1,610	7,009	2,446	(5,734)	1,073	$6,404

Net income	$64,678	24,728	4,164	(12,647)	4,206	$85,129

Net income per weighted average share, basic for Class A and Class B	$0.18	$0.07	$0.01	$(0.04)	$0.01	$0.24

Net income per weighted average share, diluted for Class A and Class B	$0.18	$0.07	$0.01	$(0.03)	$0.01	$0.23

Weighted average shares, basic for Class A and Class B	356,431	356,431	356,431	356,431	356,431	356,431
Weighted average shares, diluted for Class A and Class B	368,567	368,567	368,567	368,567	368,567	368,567

(1)	For the third quarter of 2007, VMware capitalized $27.6 million (including $5.3 million of stock-based compensation) of costs incurred for the development of software products. Amortization expense from previously capitalized amounts was $9.2 million for the third quarter of 2007.

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the Three Months Ended September 30, 2006

(in thousands, except per share amounts)

(unaudited)

	GAAP	Stock-Based Compensation	Intangible Amortization	Capitalized Software Development Costs (1)	Stock-based Compensation Included in Capitalized Software Development Costs	Non-GAAP, as adjusted
Costs of revenues:
Cost of license revenues	$18,498	(30)	(5,534)	(7,852)		$5,082
Cost of services revenues	19,014	(700)				18,314

Total costs of revenues	$37,512	(730)	(5,534)	(7,852)	—	$23,396

Operating expenses:
Research and development	$43,169	(9,251)		6,793	(1,137)	$39,574
Sales and marketing	$61,077	(3,772)	(548)			$56,757
General and administrative	$19,016	(2,840)	(374)			$15,802

Operating income	$28,032	16,593	6,456	1,059	1,137	$53,277

Income before taxes	$28,996	16,593	6,456	1,059	1,137	$54,241

Income tax provision	$9,765	4,358	2,453	402	299	$17,277

Net income	$19,231	12,235	4,003	657	838	$36,964

Net income per weighted average share, basic for Class A and Class B	$0.06	$0.04	$0.01	$0.00	$0.00	$0.11

Net income per weighted average share, diluted for Class A and Class B	$0.06	$0.04	$0.01	$0.00	$0.00	$0.11

Weighted average shares, basic for Class A and Class B	332,500	332,500	332,500	332,500	332,500	332,500
Weighted average shares, diluted for Class A and Class B	332,500	332,500	332,500	332,500	332,500	332,500

(1)	For the third quarter of 2006, VMware capitalized $6.8 million (including $1.1 million of stock-based compensation), of costs incurred for the development of software products. Amortization expense from previously capitalized amounts was $7.9 million for the third quarter of 2006.

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the Nine Months Ended September 30, 2007

(in thousands, except per share amounts)

(unaudited)

	GAAP	Stock-Based Compensation	Intangible Amortization	Capitalized Software Development Costs (1)	Stock-based Compensation Included in Capitalized Software Development Costs	Non-GAAP, as adjusted
Costs of revenues:
Cost of license revenues	$60,546	(322)	(15,783)	(25,929)		$18,512
Cost of services revenues	90,946	(3,608)				87,338

Total costs of revenues	$151,492	(3,930)	(15,783)	(25,929)	—	$105,850

Operating expenses:
Research and development	$194,379	(27,677)		39,594	(6,736)	$199,560
Sales and marketing	$311,432	(16,778)	(1,924)			$292,730
General and administrative	$97,166	(10,969)	(1,476)			$84,721

Operating income	$158,867	59,354	19,183	(13,665)	6,736	$230,475

Income before taxes	$157,218	59,354	19,183	(13,665)	6,736	$228,826

Income tax provision	$17,236	14,743	7,098	(3,989)	1,612	$36,700

Net income	$139,982	44,611	12,085	(9,676)	5,124	$192,126

Net income per weighted average share, basic for Class A and Class B	$0.41	$0.13	$0.04	$(0.03)	$0.02	$0.56

Net income per weighted average share, diluted for Class A and Class B	$0.41	$0.13	$0.04	$(0.03)	$0.01	$0.56

Weighted average shares, basic for Class A and Class B	340,565	340,565	340,565	340,565	340,565	340,565
Weighted average shares, diluted for Class A and Class B	344,736	344,736	344,736	344,736	344,736	344,736

(1)	For the nine months ended September 30, 2007, VMware capitalized $39.6 million (including $6.7 million of stock-based compensation) of costs incurred for the development of software products. Amortization expense from previously capitalized amounts was $25.9 million for the first nine months of 2007.

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the Nine Months Ended September 30, 2006

(in thousands, except per share amounts)

(unaudited)

	GAAP	Stock-Based Compensation	IPR&D and Intangible Amortization	Capitalized Software Development Costs (1)	Stock-based Compensation Included in Capitalized Software Development Costs	Non-GAAP, as adjusted
Costs of revenues:
Cost of license revenues	$44,717	(62)	(16,308)	(14,236)		$14,111
Cost of services revenues	41,415	(1,666)				39,749

Total costs of revenues	$86,132	(1,728)	(16,308)	(14,236)	—	$53,860

Operating expenses:
Research and development	$98,123	(17,341)		37,881	(9,816)	$108,847
Sales and marketing	$157,724	(8,377)	(1,640)			$147,707
General and administrative	$44,514	(7,574)	(1,122)			$35,818
In-process research and development	$3,700		(3,700)			$—

Operating income	$84,130	35,020	22,770	(23,645)	9,816	$128,091

Income before taxes	$84,804	35,020	22,770	(23,645)	9,816	$128,765

Income tax provision	$30,068	9,200	7,248	(8,985)	2,579	$40,110

Net income	$54,911	25,820	15,522	(14,660)	7,237	$88,830

Net income per weighted average share, basic for Class A and Class B	$0.17	$0.08	$0.05	$(0.04)	$0.02	$0.27

Net income per weighted average share, diluted for Class A and Class B	$0.17	$0.08	$0.05	$(0.04)	$0.02	$0.27

Weighted average shares, basic for Class A and Class B	332,500	332,500	332,500	332,500	332,500	332,500
Weighted average shares, diluted for Class A and Class B	332,500	332,500	332,500	332,500	332,500	332,500

(1)	For the nine months ended September 30, 2006, VMware capitalized $37.9 million (including $9.8 million of stock-based compensation), of costs incurred for the development of software products. Amortization expense from previously capitalized amounts was $14.2 million for the first nine months of 2006.